Exhibit 99.1

               HILAND PARTNERS, LP REPORTS SECOND QUARTER RESULTS

    ENID, Okla., Aug. 9 /PRNewswire-FirstCall/ -- Hiland Partners, LP (Nasdaq:
HLND) (the "Partnership") today reported quarterly net income for the three months ended June 30, 2006 of $3.8 million compared to net income of $1.9 million for the three months ended June 30, 2005, an increase of 103%. Net income per limited partner unit for the second quarter of 2006 increased to $0.37 per unit from net income of $0.27 per unit in the corresponding quarter in 2005, an increase of 37%. EBITDA (EBITDA is defined as net income plus interest expense, provisions for income taxes and depreciation, amortization and accretion expense) for the three months ended June 30, 2006 was $10.8 million compared to $4.3 million for the three months ended June 30, 2005, an increase of 148%. Total segment margin for the three months ended June 30, 2006 was $15.9 million compared to $6.6 million for the three months ended June 30, 2005, an increase of 142%. The increases are primarily attributable to the inclusion of the results of operations from the assets acquired from Hiland Partners, LLC (the Worland gathering system and compression assets) as part of our initial public offering on February 15, 2005, the acquisition of Hiland Partners, LLC (the Bakken gathering system) effective September 1, 2005, the acquisition of the Kinta Area gathering assets effective May 1, 2006 and higher average realized NGL sales prices.

    For the six-month period ended June 30, 2006, the Partnership reported net income of $7.4 million compared to net income of $3.5 million for the six months ended June 30, 2005, an increase of 110%. Net income per limited partner unit-basic for the six months ended June 30, 2006 increased to $0.75 per unit from net income of $0.44 per unit in the corresponding period in 2005, an increase of 70%. EBITDA for the six months ended June 30, 2006 was $19.1 million compared to $8.0 million for the six months ended June 30, 2005, an increase of 139%. Total segment margin for the six months ended June 30, 2006 was $27.8 million compared to $12.1 million for the six months ended June 30, 2005, an increase of 129%. The increases are primarily attributable to the inclusion of the results of operations from the assets acquired from Hiland Partners, LLC (the Worland gathering system and compression assets) as part of our initial public offering on February 15, 2005, the acquisition of Hiland Partners, LLC (the Bakken gathering system) effective September 1, 2005, the acquisition of the Kinta Area gathering assets effective May 1, 2006 and higher average realized natural gas and NGL sales prices.

    Our financial results for the quarter ended and six months ended June 30, 2006 include the acquisition of the membership interests of Hiland Partners, LLC (the Bakken gathering system) effective on September 1, 2005 and the acquisition of the Kinta Area gathering assets effective May 1, 2006. The results of operations for the quarter ended and six months ended June 30, 2005 include the financial results of Continental Gas, Inc. (our predecessor) through February 14, 2005 and the results of operations of Hiland Partners, LP for the period from February 15, 2005, the date Hiland Partners, LP commenced operations. As a result, our results of operations are not comparable on a period-to-period basis.

    Randy Moeder, President and Chief Executive Officer of Hiland Partners, LP, stated, "We are pleased with our overall operational and financial results for this quarter. Our distribution increase for this quarter is our fifth consecutive quarterly increase and represents a 50% increase in our quarterly distribution since our initial public offering in early 2005. The inlet volumes at our Bakken Plant continue to increase and we anticipate future growth from our Kinta assets that we acquired effective May 1, 2006."

    On July 25, 2006, the Partnership announced an increase in its cash distribution for the second quarter of 2006. The declared quarterly distributions on the Partnership's common and subordinated units increased to $0.675 per unit (an annualized rate of $2.70 per unit) from $0.65 per unit (an annualized rate of $2.60 per unit) for the first quarter of 2006. This distribution will be payable on August 14, 2006 to unitholders of record on August 4, 2006.

    Conference Call Information

    The Partnership has scheduled a conference call for 10:00 am Central Time, Thursday, August 10, 2006, to discuss the 2006 second quarter results. To participate in the call, dial 1.888.396.2298 and participant passcode 92002423, or access it live over the Internet at http://www.hilandpartners.com , on the "investor relations" section of the Partnership's website.

    Use of Non-GAAP Financial Measures

    This press release and the accompanying schedules include the non- generally accepted accounting principles ("non-GAAP") financial measures of EBITDA and total segment margin. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income or any other GAAP measure of liquidity or financial performance.

    About Hiland Partners, LP

    Hiland Partners, LP is a publicly traded midstream energy partnership engaged in gathering, compressing, dehydrating, treating, processing and marketing natural gas, and fractionating, or separating, natural gas liquids, or NGLs. The Partnership also provides air compression and water injection services for use in oil and gas secondary recovery operations. The Partnership's operations are primarily located in the Mid-Continent and Rocky Mountain regions of the United States. Hiland Partners, LP's midstream assets consist of thirteen natural gas gathering systems with approximately 1,730 miles of gathering pipelines, five natural gas processing plants, three natural gas treating facilities and three NGL fractionation facilities. The Partnership's compression assets consist of two air compression facilities and a water injection plant.

    This press release may include certain statements concerning expectations for the future that are forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management's control. An extensive list of factors that can affect future results are discussed in the Partnership's Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

     Contacts:  Ken Maples, Vice President and CFO
                Hiland Partners, LP
                (580) 242-6040

                             -   tables to follow  -

    Other Financial and Operating Data
    Results of Operations

    Set forth in the table below is financial and operating data for Hiland Partners, LP and Continental Gas, Inc. (predecessor) for the periods indicated.

                                                  Three Months Ended June 30,
                                                 ----------------------------
                                                     2006            2005
                                                 ------------    ------------
                                                   (Unaudited, in thousands)
Total Segment Margin Data:
Midstream revenues                               $     51,534    $     29,398
Midstream purchases                                    36,821          24,032
                                                 ------------    ------------
Midstream segment margin                               14,713           5,366
Compression revenues (A)                                1,205           1,205
                                                 ------------    ------------
Total segment margin (B)                         $     15,918    $      6,571
                                                 ============    ============
Summary of Operations Data:
Midstream revenues                               $     51,534    $     29,398
Compression revenues                                    1,205           1,205
                                                 ------------    ------------
Total revenues                                         52,739          30,603

Midstream purchases (exclusive of items
 shown separately below)                               36,821          24,032
Operations and maintenance                              3,998           1,609
Depreciation, amortization and accretion                5,498           2,335
General and administrative                              1,248             665
                                                 ------------    ------------
Total operating costs and expenses                     47,565          28,641
                                                 ------------    ------------
Operating income                                        5,174           1,962
Other income (expense)                                 (1,356)            (83)
                                                 ------------    ------------
Net income                                              3,818           1,879

Add:
Depreciation, amortization and accretion                5,498           2,335
Amortization of deferred loan costs                       109              71
Interest expense                                        1,325              47
                                                 ------------    ------------
EBITDA (C)                                       $     10,750    $      4,332
                                                 ============    ============
Non-cash (gain) loss on hedge ineffectiveness    $        (82)            ---
Non-cash compensation expense                    $        111             ---

Maintenance capital expenditures                 $      1,023    $        516
Expansion capital expenditures                        117,858             503
                                                 ------------    ------------
Total capital expenditures                       $    118,881    $      1,019
                                                 ============    ============
Operating Data:
Natural gas sales (MMBtu/d)                            65,090          43,241
NGL sales (Bbls/d)                                      3,285           1,449
Natural gas gathered (MMBtu/d) (D)                     87,385             ---

                                                      Six Months Ended June 30,
                                    --------------------------------------------------------------
                                                                         2005
                                                    ----------------------------------------------
                                                       Hiland        Continental
                                                     Partners,        Gas, Inc.
                                        2006           LP (E)       (Predecessor)    (F) Total (G)
                                    ------------    ------------    -------------    -------------
                                                     (Unaudited, in thousands)
Total Segment
 Margin Data:
Midstream revenues                  $    103,738    $     42,761    $      11,813    $      54,574
Midstream purchases                       78,356          34,488            9,747           44,235
                                    ------------    ------------    -------------    -------------
Midstream segment margin                  25,382           8,273            2,066           10,339
Compression revenues (A)                   2,410           1,807              ---            1,807
                                    ------------    ------------    -------------    -------------
Total segment margin (B)            $     27,792    $     10,080    $      2,066     $      12,146
                                    ============    ============    =============    =============
Summary of Operations
 Data:
Midstream revenues                  $    103,738    $     42,761    $      11,813    $      54,574
Compression revenues                       2,410           1,807              ---            1,807
                                    ------------    ------------    -------------    -------------
Total revenues                           106,148          44,568           11,813           56,381

Midstream purchases
 (exclusive of items
 shown separately below)                  78,356          34,488            9,747           44,235
Operations and  maintenance                6,571           2,406              780            3,186
Depreciation,  amortization and
 accretion                                 9,635           3,500              512            4,012
General and  administrative                2,278             852              166            1,018
                                    ------------    ------------    -------------    -------------
Total operating costs
 and expenses                             96,840          41,246           11,205           52,451
                                    ------------    ------------    -------------    -------------
Operating income                           9,308           3,322              608            3,930
Other income (expense)                    (1,940)           (302)            (115)            (417)
                                    ------------    ------------    -------------    -------------
Net income                                 7,368           3,020              493            3,513

Add:
Depreciation,  amortization and
 accretion                                 9,635           3,500              512            4,012
Amortization of deferred
 loan costs                                  233             264               13              277
Interest expense                           1,860              73              108              181
                                    ------------    ------------    -------------    -------------
EBITDA (C)                          $     19,096    $      6,857    $       1,126    $       7,983
                                    ============    ============    =============    =============
Non-cash (gain) loss on hedge
 ineffectiveness                    $       (164)            ---              ---              ---
Non-cash compensation expense       $        218             ---              ---              ---

Maintenance capital expenditures    $      1,715    $        560    $         237    $         797
Expansion capital expenditures           128,344             503              ---              503
                                    ------------    ------------    -------------    -------------
Total capital expenditures          $    130,059    $      1,063    $         237    $       1,300
                                    ============    ============    =============    =============
Operating Data:
Natural gas sales (MMBtu/d)               62,374          42,475           37,052           41,127
NGL sales (Bbls/d)                         3,265           1,442            1,206            1,383
Natural gas gathered
 (MMBtu/d) (D)                            43,934             ---              ---              ---

                                                   June 30,     December 31,
                                                     2006           2005
                                                 ------------   ------------
Balance Sheet Data (at period end):
Property and equipment, at cost, net             $    234,143   $    120,715
Total assets                                     $    315,217   $    193,969
Long-term debt, net of current maturities        $    115,564   $     33,784
Net equity                                       $    170,072   $    138,589

(A) Compression revenues and compression segment margin are the same. There are no compression purchases associated with the compression segment.

(B) Reconciliation of total segment margin to operating income:

                                                 Three Months Ended June 30,
                                                 ---------------------------
                                                     2006           2005
                                                 ------------   ------------
                                                  (Unaudited, in thousands)
Reconciliation of Total Segment Margin to
Operating Income (Loss)
Operating income                                 $      5,174   $      1,962
Add:
Operations and maintenance expenses                     3,998          1,609
Depreciation, amortization and accretion                5,498          2,335
General and administrative expenses                     1,248            665
                                                 ------------   ------------
Total segment margin                             $     15,918   $      6,571
                                                 ============   ============

                                                     Six Months Ended June 30,
                                    -----------------------------------------------------------
                                                                       2005
                                                   --------------------------------------------
                                                      Hiland      Continental
                                                     Partners,      Gas, Inc.
                                        2006          LP (E)      (Predecessor)   (F) Total (G)
                                    ------------   ------------   -------------   -------------
                                                           (in thousands)
Reconciliation of Total
 Segment Margin to
 Operating Income (Loss)
Operating income                    $      9,308   $      3,322   $         608   $       3,930
Add:
Operations and maintenance
 expenses                                  6,571          2,406             780           3,186
Depreciation, amortization
 and accretion                             9,635          3,500             512           4,012
General and administrative
 expenses                                  2,278            852             166           1,018
                                    ------------   ------------   -------------   -------------
Total segment margin                $     27,792   $     10,080   $       2,066   $      12,146
                                    ============   ============   =============   =============

    We view total segment margin, a non-GAAP financial measure, as an important performance measure of the core profitability of our operations. We review total segment margin monthly for consistency and trend analysis. We define midstream segment margin as midstream revenue less midstream purchases. Midstream purchases include the following costs and expenses: cost of natural gas and NGLs purchased by us from third parties, cost of natural gas and NGLs purchased by us from affiliates, and cost of crude oil purchased by us from third parties. We define compression segment margin as the revenue derived from our compression segment.

    (C) We define EBITDA, a non-GAAP financial measure, as net income plus interest expense, provisions for income taxes and depreciation, amortization and accretion expense. EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others to assess: (1) the financial performance of our assets without regard to financial methods, capital structure or historical cost basis; (2) the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; (3) our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or structure; and (4) the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities. EBITDA is also a financial measurement that, with certain negotiated adjustments, is reported to our banks and is used as a gauge for compliance with our financial covenants under our credit facility. EBITDA should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other measures of financial performance presented in accordance with GAAP. Our EBITDA may not be comparable to EBITDA of similarly titled measures of other entities, as other entities may not calculate EBITDA in the same manner as we do.

    (D) Natural gas gathered for fee (MMBtu/d) represents natural gas volumes gathered associated with the Kinta Area gas gathering assets we acquired on May 1, 2006 in which we do not take title to the gas.

    (E) Amounts presented in the Hiland Partners, LP column include only the activity for the period beginning on February 15, 2005. These amounts include the operations of the Worland gathering system and compression assets acquired from Hiland Partners, LLC at the completion of our initial public offering.

    (F) Amounts presented in the Predecessor column include only the activity of Continental Gas, Inc. for the period prior to the formation of Hiland Partners, LP on February 15, 2005.

    (G) Total income and expense items included in the Consolidated Statements of Operations and our predecessor will be included in our second quarter 2006 10-Q.

SOURCE  Hiland Partners, LP
    -0-                             08/09/2006
    /CONTACT: Ken Maples, Vice President and CFO of Hiland Partners, LP, +1-580-242-6040/
    /Web site:  http://www.hilandpartners.com